Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the foregoing Registration Statement on Form S-1 of our report dated April 15, 2011, relating to the balance sheets of Madison Enterprises Group, Inc. as of December 31, 2010 and 2009 and the related statements of operations stockholders equity, and cash flows for the years ended December 31, 2010 and 2009.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Bernstein &Pinchuk LLP

New York, New York

June 29, 2011